EXHIBIT 11
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SMC CORPORATION
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING


                                                                            Three Months
                                                                               Ended
                                                                           March 31, 1997
                                                                           --------------
Primary Earnings Per Share:

   Weighted average number of shares                                        6,563,064

   Stock option plan shares to be issued at
   prices ranging from $7.25 to $11.50 per share                              890,000

   Warrant issues at a price of $9.30 per share                               125,000

   Less:  Assumed purchase of shares by the Company
          at the average market price during the period
          using the proceeds received upon the assumed
          exercise of the outstanding options and warrants                 (1,014,037)

          Total Primary Shares                                              6,564,027


Fully Diluted Earnings Per Share:

   Weighted average number of shares                                        6,563,064

   Stock option plan shares to be issued at prices
   ranging from $7.25 to $11.50 per share                                     890,000

   Warrant issues at a price of $9.30 per share                               125,000

   Less:  Assumed purchase of shares by the Company at
          the higher of ending or average market price during the period using the proceeds received upon the assumed exercise of the outstanding options
          and warrants                                                     (1,012,742)
                                                                           ----------
          Total Diluted Shares (1)                                          6,565,322
                                                                           ==========


(1) Fully diluted EPS was not presented as its effect was less than 3% of primary earnings per share.
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